UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 30, 2015

REALBIZ MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

201 W. Passaic Street, Suite 301, Rochelle Park, NJ	07662

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-732-5249

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2015, we sold 13,600,000 units (“Units”) at a price of $0.05 per Unit for gross proceeds of $680,000. Each Unit consists of 1 share of common stock and a warrant to purchase 1 share of common stock requiring the issuance of 13,600,000 shares of common stock and 1-year warrants to purchase 13,600,000 shares of our common stock with an exercise price of $0.05 per share. We used $475,000 of these proceeds as the final payment required under our Settlement Agreement and Release with Himmil Investments, Ltd. (as reported in our Current Report on Form 8-K dated November 13, 2015 and filed on November 19, 2015), including repayment in full of our outstanding 7.5% $500,00 convertible promissory note issued to Himmil Investments Ltd. We also used $20,000 of these proceeds for payment of placement agent fees to Security Research Associates, Inc. (the “Placement Agent”), our placement agent for the offering. The remaining proceeds will be used for working capital and general corporate purposes. These issuances were exempt under Rule 506 of the Securities Act of 1933, as amended. All investors in Unit offering were accredited investors and were solicited by our executive officers and directors and the Placement Agent and all investors had a substantial pre-existing relationship with such officers and directors or the Placement Agent. We also agreed to issue the Placement Agent a warrant to purchase 320,000 shares of common stock with an exercise price of $0.05 per share for their services in connection with the offering. The shares of common stock and warrants received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

A company controlled by Don Monaco, our Chairman on our board of directors, purchased 6,000,000 Units for $300,000 and Thomas Grbelja, our Chief Financial Officer purchased 200,000 Units for $10,000.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

1.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of common stock and warrants.

2.

On November 19, 2015, we agreed to issue 1 million shares of our common stock to a company controlled by Don Monaco, our chairman, on our board of directors in consideration of his agreement to cancel that certain $50,000 promissory note dated August 28, 2015 and due February 28, 2016. We did not receive any proceeds from this issuance. The issuance was exempt under Section 4(a)(2) and/or Rule 506 of the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

 4.1      Form of Warrant

10.1     Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALBIZ MEDIA GROUP, INC. (Registrant)

Date: December 3, 2015	By:	/s/ Alex O. Aliksanyan
Alex O. Aliksanyan
Chief Executive Officer

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